UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 14, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 8.01    Other Events.
On June 14, 2017, the previously announced secondary offering of 6,381,410 common shares of Arch Capital Group, Ltd. (“ACGL”) (the “Common Shares”), par value $0.0033 per share, issued upon conversion of 638,141 shares of ACGL’s Series D Convertible Participating Non-Voting Perpetual Preferred Shares, was consummated by American International Group, Inc. and its affiliate National Union Fire Insurance Company of Pittsburgh, Pa. (collectively, the “Selling Shareholders”) pursuant to the Purchase Agreement dated June 8, 2017 (the “Purchase Agreement”) by and among ACGL, the Selling Shareholders and Barclays Capital Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein. ACGL will not receive any of the proceeds from the offering.
A legal opinion relating to the validity of the Common Shares is attached hereto as Exhibit 5.1.
On June 14, 2017 the Company issued a press release announcing the closing of the secondary underwritten public offering of the Common Shares. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)
99.1	Press release dated June 14, 2017 announcing the closing of the underwritten public offering of the Common Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: June 14, 2017	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)
99.1	Press release dated June 14, 2017 announcing the closing of the underwritten public offering of the Common Shares